BY-LAWS

                                       OF

                                  BL GAS, INC.

                            (A NEW YORK CORPORATION)

                                    ARTICLE I

                                  SHAREHOLDERS
                                  ------------

      Section 1. Place of Meetings.  Meetings of  shareholders  shall be held at
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such  place,  either  within  or  without  the  State of New  York,  as shall be designated from time to time by the Board of Directors.

      Section 2. Annual Meetings.  Annual meetings of shareholders shall be held
                 ----------------
on such date during such month of each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special  Meetings.  Special  meetings of the shareholders may be
                -----------------
called by the Board of Directors.

      Section  4.  Notice of  Meetings.  Written  notice of each  meeting of the
                   -------------------
shareholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each shareholder entitled to vote at the meeting at least ten, but not more than fifty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.


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      Section 5. Quorum;  Adjournments of Meetings. The holders of a majority of
                 ------
the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

      Section 6. Voting.  At any meeting of the  shareholders  every  registered
                 ------
owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at such meeting by the holders or shares entitled to vote thereon, a quorum being present.

     Section 7. Inspectors of Election. The Board of Directors, or, if the Board
                ----------------------
shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have the power to appoint one or more persons to act as inspectors of election at the meeting or any



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adjournment  thereof,  but no  candidate  for the  office of  director  shall be appointed as an inspector at any meeting for the election of directors.

      Section 8.  Chairman of Meetings.  The  Chairman of the Board,  or, in his
                  --------------------
absence, the President shall preside at all meetings of the shareholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.

     Section 9. Secretary of Meetings.  The Secretary of the  corporation  shall
                ---------------------
act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

      Section 1. Number of Directors.  The number of directors shall be not more
                 -------------------
than nine and not less than three, except that whenever all shares of the corporation's stock are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of initial directors shall be one, which may be changed from time to time within the limits herein set forth by action of the shareholders or of the Board of Directors.



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      Section 2.  Vacancies.  Whenever  any vacancy  shall occur in the Board of
                  ---------
Directors by reason of death, resignation, increase in the number of directors or otherwise, it may be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, for the balance of the term, or , if the Board has not filled such vacancy or if there are no remaining directors, it may be filled by the shareholders.

      Section 3. First Meeting. The first meeting of each newly elected Board of
                 -------------
Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of shareholders or any adjournment thereof at the place the annual meeting of shareholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

      Section 4. Regular  Meetings.  Regular meetings of the Board of Directors,
                 -----------------
other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

      Section 5. Special  Meetings.  Special  meetings of the Board of Directors
                 -----------------
may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by



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telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these ByLaws, any and all business may be transacted at any special meeting.

      Section 6. Organization.  Every meeting of the Board of Directors shall be
                 ------------
presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

      Section 7. Quorum;  Vote. A majority of the directors  then in office (but
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in no event  less  than  one-third  of the  total  number  of  directors)  shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

     Section 8. Action Without  Meeting.  Any action required or permitted to be
                -----------------------
taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution or resolutions authorizing the action, which


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resolution or resolutions,  and the written  consents  thereto by the members of the Board of Directors, shall be filed with the minutes of the proceedings of the Board of Directors. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III

                                   OFFICERS
                                   --------
      Section 1. General. The Board of Directors shall elect the officers of the
                 -------
corporation, which may include a President, Executive Vice Presidents, Senior Vice Presidents, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

      Section 2. Term of Office;  Removal and Vacancy.  Each officer  shall hold
                 ---------------
his office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.


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      Section 3. Powers and  Duties.  Each of the  officers  of the  corporation
                 ------------------
shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the Chairman of the Board, or, when the office of Chairman of the Board is vacant, the President, shall be the chief executive office of the corporation.

      Section 4. Power to Vote Stock.  Unless otherwise  ordered by the Board of
                 -------------------
Directors, the Chairman of the Board, the President, an Executive Vice President and a Senior Vice President shall each have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which the corporation may hold stock, and may exercise on behalf of the corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                  ARTICLE IV

                                CAPITAL STOCK
                                -------------

     Section 1. Certificates of Stock. Certificates representing shares of stock
                ---------------------
of the corporation shall be in such form complying with the statute as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice-Chairman of



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the  Board or the  President  or a  Vice-President  and by the  Treasurer  or an
Assistant Treasurer or the Secretary or an Assistant Secretary.

      Section 2. Transfer of Stock.  Shares of capital stock of the  corporation
                 -----------------
shall be transferable on the books of the corporation only by the holder of the record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

      Section 3. Ownership of Stock. The corporation  shall be entitled to treat
                 ------------------
the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                  ARTICLE V

                                MISCELLANEOUS
                                -------------

     Section 1. Corporate Seal. The seal of the corporation shall be circular in
                --------------
form and shall contain the name of the corporation and the year and State of incorporation.



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     Section 2. Fiscal Year. The Board of Directors shall have power to fix, and
                -----------
from time to time to change, the fiscal year of the corporation.

                                  ARTICLE VI

                                  AMENDMENT
                                  ---------

      The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the corporation subject to the power of the shareholders to amend or repeal the By-Laws made or altered by the Board of Directors.

                                 ARTICLE VII

                               INDEMNIFICATION
                               ---------------

      Except to the extent expressly prohibited by the New York Business Corporation Law, the corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation, or serves or served at the request of the corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either



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(a) his or her acts were  committed  in bad faith,  or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.

      Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

      Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such Indemnified Person of such action, and no elimination of or amendment



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to this by-law shall  thereafter  deprive any  Indemnified  Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

      The corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this by-law. The indemnification of any Indemnified Person provided by this by-law shall be deemed to be a contract between the corporation and each Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnified Person's heirs, executors administrators and legal representatives. If the corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article VII and an Indemnified Person commences an action or proceeding to recover such payment, the corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

      The corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the right of such Indemnified Person pursuant to this by-law, it being expressly recognized hereby that all directors or officers of the corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the corporation is estopped to



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contend otherwise.  Persons who are not directors or officers of the corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors.

      In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions hall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article VII.

      For purposes of this by-law, the corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable fines. For purposes of this by- law, the term "corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.